FOR IMMEDIATE RELEASE
$1.6 billion DBM Backlog Highlights HC2 Holdings Second Quarter 2021 Results
- Infrastructure: DBM Global's backlog increased to $1.6 billion following Banker Steel Acquisition -
- Life Sciences: HC2 Increased its Stake in R2 Technologies -
- Name Change to INNOVATE Corp Reflects Platform of Innovative Infrastructure, Life Sciences and Spectrum Businesses -

New York, August 6, 2021 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its consolidated results for the second quarter ended June 30, 2021.

Financial Summary

(in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Revenue	$243.8	$181.8	34.1%	$415.6	$368.4	12.8%
Net (loss) income attributable to common stock and participating preferred stockholders	$(23.7)	$12.7	(286.6)%	$(11.5)	$(70.8)	83.8%
Diluted (Loss) income per share - Net (loss) income attributable to common stock and participating preferred shareholders	$(0.31)	$0.25	(224.0)%	$(0.15)	$(1.54)	90.3%
Total Adjusted EBITDA	$6.5	$10.6	(38.7)%	$7.5	$7.7	(2.6)%

(1) Reconciliation of GAAP to Non-GAAP measures follows.
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations.

Commentary
“INNOVATE Corp. is a platform for the new economy. This is evident in the outstanding performance at DBM - our Infrastructure portfolio company. Following its acquisition of Banker Steel, DBM recorded a record backlog of $1.6 billion at the end of the quarter. In fact, taking into account contracts awarded but not signed, DBM’s backlog would have been approximately $1.9 billion” said Avie Glazer, Chairman of HC2. “This outstanding performance was repeated in Spectrum, which had a record Adjusted EBITDA of $2.7 million.”

"Our solid second quarter results preview the long-term potential of our strategic plan, which is focused on a platform of innovative businesses that are positioned to capitalize on changing industry dynamics,” stated Wayne Barr, Jr., Chief Executive Officer of HC2. “Each of our segments has strong external growth catalysts, and we took a number of steps during the quarter to improve our financial position to have the flexibility to invest in growth initiatives that will enable our businesses to reach their full potential and drive stockholder value as we navigate this evolving economic environment.”

Barr continued, “At the segment level, each of our businesses gained strong momentum during the period. At Infrastructure, we completed our acquisition of Banker Steel, enhancing this segment’s geographic footprint and financial position. At Life Sciences, we are pleased with the progress R2 has made with its commercial launch of Glacial RxTM, and in July 2021, we invested an additional $15 million in R2 to further bolster commercialization and development efforts. At Spectrum, we delivered Adjusted EBITDA of $2.7 million, our third consecutive quarter of positive Adjusted EBITDA, driven in part by our significant efforts to optimize operations, along with growth in our Station Group OTA revenues.”

“Looking ahead to the second half of the year, we are excited to begin our next chapter as INNOVATE Corp.”

Second Quarter 2021 and Recent Highlights
•DBM Global Inc. (“DBM”) completed its acquisition of Banker Steel Holdco LLC (“Banker Steel”) for $145 million. Banker Steel provides fabricated structural steel and erection services primarily for the East Coast and Southeast commercial and industrial construction market, giving DBM a nationwide footprint in the steel fabrication and erection industry.
•DBM also entered into a new credit facility consisting of a $110 million term loan and a $110 million revolving credit facility, the proceeds of which were used to fully repay DBM's existing debt obligations and, fund a portion of the Banker Steel acquisition, and which will also provide additional working capital capacity to the business.
•R2 Technologies (“R2”), a privately held portfolio company within HC2’s Pansend Life Sciences (“Pansend”) segment, launched its groundbreaking Glacial Rx™ Treatment. Glacial RxTM is the first of its kind, revolutionary in-office CryoAesthetic™ age spot removal treatment, FDA-cleared to remove benign lesions and temporarily reduce pain, swelling and inflammation. Additionally, in July, HC2 provided an additional $15 million in Series C funding to R2 through Pansend, which will be used, in part, to accelerate U.S. commercialization of Glacial Rx™. The investment will also fuel global growth and development of R2’s upcoming innovations, including Glacial SpaTM, slated to be launched in China during the second half of this year.
•HC2 Broadcasting posted Adjusted EBITDA for the quarter of positive $2.7 million, compared to an Adjusted EBITDA loss of $1.2 million in the prior year quarter. HC2 Broadcasting’s results for the quarter reflect the results of our efforts to improve operations and reduce costs across the platform, along with growth in Station Group over-the-air (OTA) revenues. This is the third consecutive quarter of positive Adjusted EBITDA for this segment, which is the nation’s largest owner/operator of Class A and LPTV television licenses with plans to add even more stations in the next several months.
•On July 1, HC2 completed the sale of its Insurance segment to Continental General Holdings LLC, an affiliate of Michael Gorzynski, a director of the Company and beneficial owner of approximately 6.6% of the Company's outstanding stock, for a transaction valued at approximately $90 million. At closing HC2 received $65 million in cash, and Continental General Insurance Company transferred approximately $25 million of securities, comprised of certain HC2 Broadcasting securities held directly by the Insurance segment, to HC2.
•On July 9, HC2 announced it will change its name to INNOVATE Corp., which will become effective by the end of the third quarter 2021. As part of the name change, the Company will roll out a new corporate brand identity and website, at which point the Company’s shares will trade on the New York Stock Exchange under a new trading symbol. The effective date for the name and trading symbol change will be announced at a later date. Until that time, the Company will continue to trade on the New York Stock Exchange under its present symbol, HCHC.

Second Quarter Financial Highlights
•Revenue: For the second quarter of 2021, HC2 consolidated revenue from continuing operations was $243.8 million, an increase of 34.1% compared to $181.8 million for the prior year quarter. The increase in revenue was due primarily to our Infrastructure segment, driven by DBM’s acquisition of Banker Steel, as well as from higher revenues across DBM’s service offerings attributable to timing of project work under execution and backlog mix.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Infrastructure	$232.0	$172.3	$59.7	$393.3	$348.8	$44.5
Life Sciences	1.2	—	1.2	1.2	—	1.2
Spectrum	10.6	9.5	1.1	21.1	19.6	1.5
Consolidated HC2	$243.8	$181.8	$62.0	$415.6	$368.4	$47.2

•Net Income (Loss): For the second quarter of 2021, HC2 reported a Net Loss attributable to common stock and participating preferred stockholders of $23.7 million, or $0.31 per fully diluted share, compared to a Net Income of $12.7 million, or $0.25 per fully diluted share, for the prior year quarter. The year-over-year change was primarily driven by the gain recorded in the second quarter of 2020 for the sale of HC2’s 30% interest in the Huawei Marine joint venture, net of the associated tax expense, with no comparable gain recorded in the current period. Also contributing to the change in Net Income (Loss) was a reduction in HC2 interest expense attributable to the 2021 refinancing of our senior secured debt and the decrease in loss on early extinguishment or repayment of debt related to HC2’s partial repayment of secured debt in the prior year quarter, as well as from a change in Income (Loss) from Discontinued Operations driven by a decline in Insurance segment income for the quarter.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Infrastructure	$1.4	$1.7	$(0.3)	$1.4	$1.6	$(0.2)
Life Sciences	(4.3)	(1.2)	(3.1)	(8.5)	(4.4)	(4.1)
Spectrum	(1.1)	(3.7)	2.6	(5.5)	(9.2)	3.7
Non-operating Corporate	(19.2)	(38.2)	19.0	(50.0)	(64.0)	14.0
Other and Eliminations	1.2	47.0	(45.8)	1.3	69.6	(68.3)
Net (loss) income attributable to HC2 Holdings, Inc., excluding discontinued operations	$(22.0)	$5.6	$(27.6)	$(61.3)	$(6.4)	$(54.9)
Net (loss) income from discontinued operations	(1.5)	7.5	(9.0)	50.4	(63.6)	114.0
Net (loss) income attributable to HC2 Holdings, Inc.	$(23.5)	$13.1	(36.6)	(10.9)	(70.0)	59.1
Less: Preferred dividends and deemed dividends from conversions	0.2	0.4	(0.2)	0.6	0.8	(0.2)
Net (loss) income attributable to common stock and participating preferred stockholders	$(23.7)	$12.7	$(36.4)	$(11.5)	$(70.8)	$59.3

•Adjusted EBITDA: For the second quarter of 2021, Total Adjusted EBITDA, which excludes discontinued operations, was $6.5 million, compared to Total Adjusted EBITDA of $10.6 million for the prior year quarter. The decrease in Adjusted EBITDA was primarily attributable to lower contribution from the Infrastructure segment due to the timing and mix of project work under execution, and from increased spending by the Life Sciences segment to support R2 Technologies in its commercialization efforts for Glacial RxTM and development of Glacial SpaTM, and to further develop its product platform. These decreases were partially offset by performance in our Spectrum segment, which saw cost reductions across the platform and growth in OTA revenues.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase/(Decrease)
Infrastructure	$13.9	$19.1	$(5.2)	$25.2	$28.1	$(2.9)
Life Sciences	(6.1)	(4.5)	(1.6)	(12.3)	(8.7)	(3.6)
Spectrum	2.7	(1.2)	3.9	3.5	(2.2)	5.7
Non-operating Corporate	(5.7)	(3.6)	(2.1)	(9.7)	(8.6)	(1.1)
Other and Eliminations	1.7	0.8	0.9	0.8	(0.9)	1.7
Total Adjusted EBITDA	$6.5	$10.6	$(4.1)	$7.5	$7.7	$(0.2)

•Balance Sheet: As of June 30, 2021, HC2 had cash and cash equivalents (excluding discontinued operations) of $18.1 million compared to $43.8 million as of December 31, 2020. On a stand-alone basis, as of June 30, 2021, the Corporate segment had cash and cash equivalents of $2.0 million compared to $27.5 million at December 31, 2020.

Second Quarter 2021 Segment Highlights
Infrastructure
•DBM completed its acquisition of Banker Steel, which more than doubled its total contracted backlog, expanded DBM’s geographic presence and further enhanced this segment’s financial position. While this segment continues to be impacted by the timing and mix of project work under execution, DBM is seeing improving demand in the commercial and industrial construction markets, as evidenced by its record-setting backlog position, including an increase in the number of large projects out for bid. Further, the anticipated bipartisan infrastructure bill is expected to generate increased demand for large and complex projects starting as early as 12 to 18 months from a signed bill, and DBM – one of the leading steel fabrication and erection companies in the U.S. – is well positioned to meet these growing needs.
•For the second quarter of 2021, DBM reported revenue of $232.0 million, an increase of 34.6% compared to $172.3 million in the prior year quarter. Net Income was $1.4 million, compared to $1.7 million for the prior year quarter. Adjusted EBITDA decreased to $13.9 million from $19.1 million in the prior year quarter.
•DBM’s total backlog increased to $1,634.4 million as of June 30, 2021, up from $394.5 million as of December 31, 2020. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1,899 million at the end of the second quarter of 2021, compared to $608 million at the end of the fourth quarter of 2020.

Life Sciences
•Through Pansend Life Sciences, HC2 is strategically focused on the development of innovative technologies and products in the healthcare industry and is currently invested in four companies. The investments with the greatest potential for value creation in the near-term are R2 Technologies (aesthetic dermatology) and MediBeacon (kidney monitoring).
•Specifically, for R2, the launch of commercial shipments to U.S. aesthetic providers for Glacial RxTM continues as planned. The infrastructure is in place and in order to accelerate the sales effort, HC2 provided an additional $15 million in Series C funding.
•The launch of Glacial RxTM this quarter provided R2 with valuable insights it is applying to the launch of Glacial SpaTM in China, slated for the second half of 2021.
Spectrum
•HC2 Broadcasting is executing against its strategy to deliver high-quality content to a growing base of OTA TV households through a carrier-class, nationwide broadcast TV distribution platform. The Spectrum segment is focused on generating growth in commercial carriage through both lease and revenue share arrangements with digital content providers, while continuing to improve its operations, and presently plans to add 25 new stations using existing construction permits held by HC2 Broadcasting by the end of the first quarter 2022 to its already industry-leading 227 broadcast stations,
•For the second quarter of 2021, HC2 Broadcasting reported revenue of $10.6 million, an increase of 11.6% compared to $9.5 million in the prior year quarter. The increase was driven by higher Station Group revenues, which can be attributed to the expansion in covered market with new and existing customers and the greater number of OTA stations in operation. Station Group revenue increases were partially offset by lost revenues attributable to the sale of non-core stations.
•For the second quarter of 2021, HC2 Broadcasting reported Net Loss of $1.1 million compared to $3.7 million in the prior year quarter. Adjusted EBITDA was a positive $2.7 million, compared to an Adjusted EBITDA loss of $1.2 million in the prior year quarter. HC2 Broadcasting’s results for the quarter reflect the significant efforts to improve operations and reduce costs across the platform, the sale of high-cost non-core stations and the growth in revenues described above, which led to the third consecutive quarter of positive Adjusted EBITDA

•As of June 30, 2021, HC2 Broadcasting operates 227 stations, of which 212 are currently connected to the Company’s CentralCast system, which was relocated to Miami this quarter. The total HC2 Broadcasting footprint includes operating stations in 94 markets in the U.S. and Puerto Rico, including operating stations in 34 of the top 35 DMAs.

Conference Call
HC2 will host a live conference call to discuss its second quarter 2021 financial results and operations today at 8:30 a.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the HC2 website at ir.hc2.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 website at ir.hc2.com.
–Dial-in: 1-877-705-6003 (Domestic Toll Free) / 1-201-493-6725 (Toll/International)
–Participant Entry Number: 13721028
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13721028
*Available approximately two hours after the end of the conference call through August 17, 2021.

About HC2
HC2 Holdings is being renamed INNOVATE Corp. INNOVATE is a portfolio of best-in-class assets in three key areas of the new economy – infrastructure, life sciences and spectrum. Dedicated to stakeholder capitalism, INNOVATE employs over 4,300 people across its subsidiaries.

Contacts

Investor Contact:
Anthony Rozmus
ir@hc2.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
HC2@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding our expectations regarding entering definitive agreements in respect of and consummating potential divestitures of any of our subsidiaries, our ability to successfully consummate previously announced acquisitions, HC2’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact HC2’s business operations, financial performance, results of operations, financial position, the prices of HC2’s securities and the achievement of HC2’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on HC2’s financial position. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on HC2’s operations and personnel, and on commercial activity and demand across our businesses, capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.
Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$243.8	$181.8	$415.6	$368.4
Cost of revenue	207.4	152.1	348.7	308.9
Gross profit	36.4	29.7	66.9	59.5
Operating expenses:
Selling, general and administrative	39.5	36.4	76.6	75.3
Depreciation and amortization	4.8	4.5	8.7	8.8
Other operating (income) loss	(0.2)	(2.3)	0.2	(2.1)
Loss from operations	(7.7)	(8.9)	(18.6)	(22.5)
Other (expense) income:
Interest expense	(12.4)	(19.1)	(33.8)	(38.3)
Loss on early extinguishment or restructuring of debt	(1.6)	(3.4)	(12.4)	(9.2)
Income (loss) from equity investees	0.2	(0.2)	(1.9)	(2.7)
Other income	0.4	64.6	3.8	66.1
(Loss) income from continuing operations before income taxes	(21.1)	33.0	(62.9)	(6.6)
Income tax expense	(2.6)	(12.0)	(3.7)	(2.3)
(Loss) income from continuing operations	(23.7)	21.0	(66.6)	(8.9)
(Loss) income from discontinued operations (including gain on disposal of $40.4 million and loss on disposal of $39.3 million for the six months ended June 30, 2021 and 2020, respectively)	(1.5)	7.5	50.4	(63.6)
Net (loss) income	(25.2)	28.5	(16.2)	(72.5)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	1.7	(15.4)	5.3	2.5
Net (loss) income attributable to HC2 Holdings, Inc.	(23.5)	13.1	(10.9)	(70.0)
Less: Preferred dividends and deemed dividends from conversions	0.2	0.4	0.6	0.8
Net (loss) income attributable to common stock and participating preferred stockholders	$(23.7)	$12.7	$(11.5)	$(70.8)

(Loss) income per common share - continuing operations
Basic	$(0.29)	$0.11	$(0.82)	$(0.48)
Diluted	$(0.29)	$0.11	$(0.82)	$(0.48)

(Loss) income per common share - discontinued operations
Basic	$(0.02)	$0.15	$0.67	$(1.06)
Diluted	$(0.02)	$0.14	$0.67	$(1.06)

(Loss) income per share - Net (loss) income attributable to common stock and participating preferred stockholders
Basic	$(0.31)	$0.26	$(0.15)	$(1.54)
Diluted	$(0.31)	$0.25	$(0.15)	$(1.54)

Weighted average common shares outstanding:
Basic	77.0	46.8	77.1	45.9
Diluted	77.0	48.8	77.1	45.9

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$18.1	$43.8
Accounts receivable, net	364.6	184.7
Costs and recognized earnings in excess of billings on uncompleted contracts	63.7	55.6
Assets held for sale	5,812.4	5,942.1
Other current assets	28.9	20.1
Total current assets	6,287.7	6,246.3
Investments	53.1	55.4
Deferred tax asset	2.0	3.0
Property, plant and equipment, net	173.3	112.8
Goodwill	121.1	111.0
Intangibles, net	222.0	172.1
Other assets	76.7	42.2
Total assets	$6,935.9	$6,742.8

Liabilities, temporary equity and stockholders’ equity
Current liabilities
Accounts payable	$135.1	$69.7
Accrued liabilities	101.9	77.1
Current portion of debt obligations	70.2	433.6
Billings in excess of costs and recognized earnings on uncompleted contracts	146.8	52.2
Liabilities held for sale	5,261.6	5,306.7
Other current liabilities	18.7	12.9
Total current liabilities	5,734.3	5,952.2
Deferred tax liability	7.0	7.0
Debt obligations	606.3	127.9
Other liabilities	70.6	39.8
Total liabilities	6,418.2	6,126.9
Commitments and contingencies
Temporary equity
Preferred stock	—	10.4
Redeemable noncontrolling interest	6.2	5.3
Total temporary equity	6.2	15.7
Stockholders’ equity
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 at June 30, 2021 and December 31, 2020, respectively
Shares issued: 79,208,998 and 77,836,586 at June 30, 2021 and December 31, 2020, respectively
Shares outstanding: 77,823,942 and 76,726,835 at June 30, 2021 and December 31, 2020, respectively
Additional paid-in capital	354.8	355.7
Treasury stock, at cost: 1,385,056 and 1,109,751 shares at June 30, 2021 and December 31, 2020, respectively	(5.2)	(4.2)
Accumulated deficit	(199.6)	(188.7)
Accumulated other comprehensive income	338.2	396.9
Total HC2 Holdings, Inc. stockholders’ equity	488.3	559.8
Noncontrolling interest	23.2	40.4
Total stockholders’ equity	511.5	600.2
Total liabilities, temporary equity and stockholders’ equity	$6,935.9	$6,742.8

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three months ended June 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	HC2
Net (loss) attributable to HC2 Holdings, Inc.						$(23.5)
Less: Discontinued operations						(1.5)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding discontinued operations	$1.4	$(4.3)	$(1.1)	$(19.2)	$1.2	$(22.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.3	0.1	1.4	—	—	4.8
Depreciation and amortization (included in cost of revenue)	2.7	—	—	—	—	2.7
Other operating (income)	—	—	(0.2)	—	—	(0.2)
Interest expense	2.2	—	2.4	7.8	—	12.4
Other (income) expense, net	(4.1)	—	0.4	3.3	—	(0.4)
Loss on early extinguishment or restructuring of debt	1.5	—	—	0.1	—	1.6
Income tax expense	1.2	—	—	1.4	—	2.6
Noncontrolling interest	0.1	(1.9)	(0.5)	—	0.6	(1.7)
Share-based compensation expense	—	—	0.2	0.5	—	0.7
Nonrecurring Items	0.2	—	—	—	—	0.2
COVID-19 Costs	4.0	—	—	—	—	4.0
Acquisition and disposition costs	1.4	—	0.1	0.4	(0.1)	1.8
Adjusted EBITDA	$13.9	$(6.1)	$2.7	$(5.7)	$1.7	$6.5

(in millions)	Three months ended June 30, 2020
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	HC2
Net income attributable to HC2 Holdings, Inc.						$13.1
Less: Discontinued operations						7.5
Net Income (loss) attributable to HC2 Holdings, Inc., excluding discontinued operations	$1.7	$(1.2)	$(3.7)	$(38.2)	$47.0	$5.6
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.7	0.1	1.7	—	—	4.5
Depreciation and amortization (included in cost of revenue)	2.3	—	—	—	—	2.3
Other operating (income)	(0.1)	—	(2.2)	—	—	(2.3)
Interest expense	2.2	—	3.5	13.4	—	19.1
Loss on early extinguishment or restructuring of debt	—	—	—	3.4	—	3.4
Other (income) expense, net	(0.1)	(2.3)	0.4	8.8	(71.3)	(64.5)
Income tax expense	0.8	—	—	4.3	6.9	12.0
Noncontrolling interest	0.1	(1.2)	(1.3)	—	17.7	15.3
Bonus to be settled in equity	—	—	—	(0.3)	—	(0.3)
Share-based compensation expense	—	0.1	—	0.1	—	0.2
Nonrecurring Items	0.9	—	—	3.8	—	4.7
COVID-19 Costs	8.4	—	—	—	—	8.4
Acquisition and disposition costs	0.2	—	0.4	1.1	0.5	2.2
Adjusted EBITDA	$19.1	$(4.5)	$(1.2)	$(3.6)	$0.8	$10.6

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six months ended June 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	HC2
Net (loss) attributable to HC2 Holdings, Inc.						$(10.9)
Less: Discontinued operations						50.4
Net Income (loss) attributable to HC2 Holdings, Inc., excluding discontinued operations	$1.4	$(8.5)	$(5.5)	$(50.0)	$1.3	$(61.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.7	0.1	2.9	—	—	8.7
Depreciation and amortization (included in cost of revenue)	5.0	—	—	—	—	5.0
Other operating expenses	—	—	0.2	—	—	0.2
Interest expense	4.1	—	4.7	25.0	—	33.8
Other (income) expense, net	(3.9)	—	0.8	(0.7)	—	(3.8)
Loss on early extinguishment or restructuring of debt	1.5	—	0.9	10.0	—	12.4
Income tax expense	1.2	—	—	2.5	—	3.7
Noncontrolling interest	0.1	(4.0)	(1.0)	—	(0.5)	(5.4)
Share-based compensation expense	—	0.1	0.3	0.9	—	1.3
Nonrecurring Items	0.4	—	—	0.5	—	0.9
COVID-19 Costs	7.9	—	—	—	—	7.9
Acquisition and disposition costs	1.8	—	0.2	2.1	—	4.1
Adjusted EBITDA	$25.2	$(12.3)	$3.5	$(9.7)	$0.8	$7.5

(in millions)	Six months ended June 30, 2020
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	HC2
Net (loss) attributable to HC2 Holdings, Inc.						$(70.0)
Less: Discontinued operations						(63.6)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding discontinued operations	$1.6	$(4.4)	$(9.2)	$(64.0)	$69.6	$(6.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	0.1	3.4	—	—	8.8
Depreciation and amortization (included in cost of revenue)	4.6	—	—	—	—	4.6
Other operating (income) expenses	0.1	—	(2.2)	—	—	(2.1)
Interest expense	4.4	—	6.7	27.2	—	38.3
Loss on early extinguishment or restructuring of debt	—	—	—	9.2	—	9.2
Other (income) expense, net	0.1	(2.3)	1.0	6.4	(71.3)	(66.1)
Income tax (benefit) expense	1.0	—	—	3.9	(2.6)	2.3
Noncontrolling interest	0.1	(2.2)	(2.4)	—	2.0	(2.5)
Bonus to be settled in equity	—	—	—	(0.3)	—	(0.3)
Share-based compensation expense	—	0.1	0.1	1.5	—	1.7
Nonrecurring Items	1.8	—	—	5.2	—	7.0
COVID-19 Costs	8.8	—	—	—	—	8.8
Acquisition and disposition costs	0.3	—	0.4	2.3	1.4	4.4
Adjusted EBITDA	$28.1	$(8.7)	$(2.2)	$(8.6)	$(0.9)	$7.7